UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

Nxu, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	92-2819012
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NXU	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2023, Nxu, Inc. (the "Company") appointed Jordan Christensen, age 36, as Chief Legal Officer. Mr. Christensen will be responsible for the Company’s legal, compliance and regulatory affairs functions, including corporate governance, securities and corporate finance, commercial, litigation, labor and employment, and intellectual property matters and will report directly to Chairman and CEO Mark Hanchett.

Mr. Christensen previously served as a managing partner for WCAZ Law from January 2019 to June 2023, during which time, he also served as the Company’s external legal counsel from December 2018 to May 2023. Additionally, Mr. Christensen has served as Assistant Managing Attorney at Salt River Pima-Maricopa Indian Community, a sovereign tribe located in Maricopa County, Arizona since August 2022.

In connection with his appointment, Mr. Christensen also entered into an employment agreement with the Company (the “Agreement”). The terms of the Agreement provide that his initial period of employment shall end on December 31, 2027 and shall be automatically extended for one-year periods unless the Company or Mr. Christensen provides written notice of intention to terminate the Agreement with at least 120 days prior written notice.

Mr. Christensen shall receive a base salary of $200,000, which shall increase up to $300,000 when the Company hits certain milestones. Mr. Christensen will also be eligible to receive equity awards pursuant to the Company’s short and long-term equity incentive plans in amounts as determined by the Compensation Committee.

If, prior to December 31, 2027, or such later date if the period of employment is extended, Mr. Christensen is involuntarily terminated by the Company without Cause (as defined in the Agreement) or by Mr. Christensen for Good Reason (as defined in the Agreement), Mr. Christensen shall be entitled to receive a continuation of his base salary during the 12 months following the separation date, equity compensation continuation whereby the Mr. Christensen’s equity awards continue to vest according to the original vesting schedule during the 12 months following the separation date, continued benefit coverage (the “Severance Payments”).

If, prior to December 31, 2027, or such later date if the period of employment is extended, Mr. Christensen is involuntarily terminated by the Company without Cause or by Mr. Christensen for Good Reason in each case within 12 months following a change in control, then Mr. Christensen will be eligible to receive the Severance Payments, a lump sum payment in an amount equal to two times the annual bonus that the Executive would have earned at target achievement for that calendar year and all of Mr. Christensen’s outstanding unvested time-based awards will become fully vested and performance based vesting shall be deemed achieved at target levels.

The Company issued a press release on June 8, 2023, announcing the appointment of Mr. Christensen as Chief Legal Officer, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated June 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nxu, Inc.

	By:	/s/ Mark Hanchett
Name: Mark Hanchett
Title: Chief Executive Officer

Dated: June 8, 2023